Fifth Amendment to
                              Amended and Restated
             Agreement and Certificate of Limited Partnership of
                Geodyne Energy Income Limited Partnership I-F


     This Fifth Amendment to Amended and Restated Agreement and Certificate of Limited Partnership of Geodyne Energy Income Limited Partnership I-F (the "Partnership") is entered into by and between Geodyne Resources, Inc. ("Resources"), a Delaware corporation, as successor General Partner, and all Substituted Limited Partners admitted to the Partnership.

     WHEREAS, on September 10, 1986, Geodyne Properties, Inc. ("Properties"), as General Partner, and the Initial Limited Partner, Susan Layman, executed and entered into that certain PaineWebber/Geodyne Energy Income Limited Partnership I-F Agreement and Certificate of Limited Partnership (the "Preformation Agreement"); and

     WHEREAS, on December 17, 1986, Properties as General Partner executed and entered into that certain Amended and Restated Agreement and Certificate of Limited Partnership (the "Agreement"); and

     WHEREAS, on February 25, 1993, Properties as General Partner executed and entered into that First Amendment to the Agreement whereby it changed (i) the name of the Partnership from "PaineWebber/Geodyne Energy Income Limited Partnership I-F" to "Geodyne Energy Income Limited Partnership I-F", (ii) the address of the Partnership's principal place of business, and (iii) the address for the Partnership's agent for service of process; and

     WHEREAS, on August 4th, 1993, Properties as General Partner executed and entered into that Second Amendment to the Agreement whereby it amended certain provisions of the Agreement to (i) expedite the method of accepting transfers of Limited Partners' Units in the Partnership and (ii) provide for an optional right of repurchase/redemption which may be exercised by the Limited Partners; and

     WHEREAS, on June 30, 1996, Properties merged into Resources; and

     WHEREAS, on July 1st, 1997, Resources as successor via merger to Properties executed and entered into that Third Amendment to the Agreement whereby it amended the Agreement to provide that Geodyne Resources, Inc., as successor via merger with Properties, is the General Partner of the Partnership; and

     WHEREAS, on December 23, 1999, Resources executed and entered into that certain Fourth Amendment to the Agreement whereby the term of the partnership was extended for an additional two years, until December 31, 2001, and

     WHEREAS, Section 2.4 of the Agreement provides that the Partnership shall continue in full force and effect until December 31, 2001, provided that the General Partner may extend the term of the Partnership for up to four periods of two years each if it believes each such extension is in the best interests of the Limited Partners or until dissolution prior thereto pursuant to the provisions of the Agreement, and

     WHEREAS, Resources as General Partner has elected to extend the life of the Partnership an additional two years.

      NOW,  THEREFORE,  in  consideration  of  the  covenants,   conditions  and
agreements herein contained, the parties hereto hereby agree as follows:

      Section 2.4. is hereby amended and restated as follows:

                  The  Partnership  shall  continue  in force and  effect  until
            December 31, 2003, provided that the General Partner may extend the term of the Partnership for up to three periods of two years each if it believes such extension is in the best interests of the Limited Partners, or until dissolution prior thereto pursuant to the provisions hereof.

       IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the 14th day of November, 2001.

                                       Geodyne Resources, Inc.
                                       as General Partner


                                       By:  /s/ Dennis R. Neill
                                            ---------------------
                                            Dennis R. Neill
                                            President

                                       Geodyne Resources, Inc., as
                                       Attorney-in-Fact for all Substituted
                                       Limited Partners


                                       By:  /s/ Dennis R. Neill
                                            ---------------------
                                            Dennis R. Neill
                                            President


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